UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2009

_______ UNICO, INCORPORATED_______

 (Exact name of registrant as specified in its charter)

______ Arizona   ____              ______ 000-30239_____         ________13-4171971________

(State or other jurisdiction       (Commission file number)      (I.R.S. Employer Identification No.)

           Of incorporation)

8880 Rio San Diego Drive, 8th Floor, San Diego, California 92108

   (Address of principal executive offices)  (zip code)

_______________ (619) 209-6124______________

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.

Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Ray C. Brown and Election of Edward E. Winders as Chairman

Effective December 16, 2009, Ray C. Brown resigned as a director and as Chairman of the Board of Directors of Unico, Incorporated (“Unico”).  The remaining directors elected Edward E. Winders, an existing director, as Chairman of the Unico Board of Directors.

Appointment of Stephen R. Brown, Mark A. Lopez, David A. Gillespie and Ernest H. Kuhn as Directors

Effective December 16, 2009, Dr. Stephen R. Brown was appointed as a director of Unico by the remaining directors, in order to fill the vacancy created through the resignation of Ray C. Brown as a director.   Also effective December 16, 2009, the Unico Board of Directors voted to expand the size of the Board of Directors from three persons to six persons, and to elect Mark A. Lopez, David A. Gillespie and Ernest H. Kuhn to the Board of Directors in order to fill the three new director positions created by expanding the size of the Board of Directors.  Unico intends to compensate Stephen R. Brown, Mark A. Lopez, David A. Gillespie and Ernest H. Kuhn for their service as directors, and the terms are being finalized.

It is anticipated that Ernest H. Kuhn, Edward E. Winders and David A. Gillespie will serve on Unico’s audit committee, and that Mr. Kuhn will chair that committee.  Other committee assignments will likely be made in the near future

Stephen R. Brown, age 56, has been a principal scientist at New England Research from 1997 through the present and a Visiting Scientist in the Department of Earth and Planetary Sciences at the Massachusetts Institute of Technology from September, 2009 to the present.  He was formerly a Senior Scientist at Applied Research Associates (1996-1997), a member of the Technical Staff at Sandia National Laboratories (1987-1996), a member of the Professional Staff at Schlumberger-Doll Research (1985-1987), and a post-doctoral fellow at Los Alamos National Laboratory (1984-1985).  He was an Adjunct Assistant Professor at Dartmouth College (2000-2006).  He currently is an Adjunct Associate Professor of Geology and Geophysics at the University of Utah (1987-present).  His former professional involvements include being a member of the NAS/NRC Committee on Fracture Characterization and Fluid Flow and a member of the Board of Directors of the American Rock Mechanic’s Association.  Dr. Brown is the son of Ray C. Brown, Unico’s former Chairman of the Board of Directors.

Mark A. Lopez, age 45, has served as chief executive officer of Unico, Incorporated and as a co-manager of two of Unico's subsidiaries, Deer Trail Mining Company, LLC and Bromide Basin Mining Company, LLC, since September 7, 2004. He served as a consultant to Unico from September 2003 until September 2004 when he became CEO. Mr. Lopez served as a vice president of investments for Ashton Capital Management, Inc., a securities broker dealer, from December 2001 through October 2008. He was licensed as a registered investment advisor from

November, 2001 through approximately 2007. Mr. Lopez served as a general securities principal for American Pacific Securities, Inc. (formerly known as Sy Leavitt Company, Inc.) from June 1996 through December 2001. He served as a co-manager of KM Income Properties LLC, a real estate investment company, from June 1998 through May 2000. He served as a registered investment advisor with Centurion Capital Management, LLC from October 1998 until February 2001. He also served as a licensed life and disability insurance agent with Alliance Financial Investment Services, Inc. from June 1994 until May 2000.

David A. Gillespie, age 49, has served as President of DAG Associates, LLC, a specialty consulting firm providing strategic advisory services and contract negotiation support to utility and public sector clients, from May 2006 through the present.  Mr. Gillespie served as the President and Chief Executive Officer of New Generation Biofuels Holdings, Inc., from October 2006 through March 2009, an early stage enterprise (traded on NASDAQ) formed to commercialize a proprietary technology for the manufacture of vegetable oil – based renewable fuel.  From 1998 through May 2006, Mr. Gillespie worked at Duke Energy Corporation, where he served as Vice President of Business Development and Asset Management from July 2001 through May 2006.  Prior to that, from 1998 through June 2001, he served as the senior director of Asset Management for Duke Energy Corporation

Ernest H. Kuhn, age 58 is a Certified Public Accountant.  From July 2007 through the present, Mr. Kuhn has served as Chief Financial Officer of Tilley Exploration and Development Company, a company in the business of precious metals mining.  From June 2006 through June 2007, Mr. Kuhn served as a controller at NAI Utah Commercial Real Estate Services.  From August 1981 through June 2006, Mr. Kuhn worked in various church departments and subsidiaries, most notably at Property Reserve Inc., a real estate arm of the Church of Jesus Christ of Latter-Day Saints where he held various positions including finance manager from May 1994 through June 2006, Data Processing Manager from January 1992 through May 1994 and Chief Accounting Officer from February 1985 through January 1992.

Related Party Transactions

Except as described in this report, Unico has not engaged in any related party transactions with Stephen R. Brown, Mark A. Lopez, David A. Gillespie or Ernest H. Kuhn of the nature described in Item 404(a) of Regulation SK since March 1, 2008 (the beginning of Unico’s last completed fiscal year), and none are contemplated at the present time, except for the following:

(a)  as Chief Executive Officer, Mark A. Lopez received compensation of $150,000 during the fiscal year ended February 28, 2009, and it is anticipated that he will receive compensation of $150,000 during the current fiscal year ending February 28, 2010;

(b)  Unico has received advances in the past from Ray C. Brown, Unico’s former Chairman.  Ray C. Brown is the father of Stephen R. Brown.  Portions of these advances were converted to convertible debentures that bear interest at 10% per annum and are convertible to common stock of Unico at a discounted rate equal to 80% of the closing bid price on the date of conversion. Both Unico and the debenture holder has the right to convert under these terms.  In the event of a company liquidation, the debentures automatically convert into common stock at the same rate.

During the fiscal year ended February 28, 2009, Mr. Brown converted $37,708 of accrued interest and $558 of principal for which he received 2,762,655 shares of Unico common stock. During the current fiscal year, Mr. Brown has converted $9,028 of accrued interest and $45,000 of principal for which he received 6,867,507 shares of Unico common stock. As of February 28, 2009, the principal balance of the convertible debentures held by Ray C. Brown was $448,956.  As of December 21, 2009, the principal balance of the convertible debentures held by Ray C. Brown is $403,956.

(c)  Joseph A. Lopez, father of Mark A. Lopez, purchased a portion of the convertible debentures held by Ray C. Brown prior to March 1, 2008.  Since March 1, 2008, Joseph A. Lopez has not converted any of the principal or accrued interest under the convertible debentures he purchased from Ray C. Brown to shares of Unico common stock.  As of February 28, 2009, and as of December 21, 2009, the principal balance of these convertible debentures held by Joseph A. Lopez, was $114,486.

(d)  Moore Investment Holdings, LLC is a Nevada limited liability company controlled by Joseph A. Lopez, and his wife, Patricia A. Lopez.  Joseph A. Lopez is the father of Mark A. Lopez.  Moore Investment Holdings, LLC purchased 30 convertible debentures from Unico in the fiscal year ended February 28, 2009 totaling $1,908,000, and since February 28, 2009, Moore Investment Holdings, LLC has purchased another 31convertible debentures from Unico totaling $1,469,500.  Unico received $3,377,500 from the issuance of these 61 debentures.  Prior to March 1, 2008, Moore Investment Holdings, LLC purchased two convertible debentures from Unico for a total of $500,000, and Moore Investment Holdings, LLC purchased $4,980,100 face value of other Unico convertible debentures from unrelated third parties.  All of the convertible debentures purchased by Moore Investment Holdings, LLC bear interest at the rate of eight percent (8.0%) per annum, are convertible to shares of Unico’s common stock at 50% of the bid price of Unico’s common stock on the date of conversion, and are due and payable six (6) months from their issue date.  These convertible debentures are identical in their terms to the convertible debentures issued by Unico numerous times to unrelated third parties during the last four fiscal years.  During the fiscal year ended February 28, 2009, Moore Investment Holdings, LLC converted $62,649 of accrued interest and $18,052 of principal under these convertible debentures for which it received 7,200,000 shares of Unico common stock.  During the current fiscal year, Moore Investment Holding, LLC has converted $26,833 of accrued interest and $272,264 of principal under these convertible debentures for which it received 167,490,780 shares of Unico common stock.  As of February 28, 2009, the principal balance of the convertible debentures held by Moore Investment Holdings, LLC was $5,679,954.  As of December 21, 2009, the principal balance of the convertible debentures held by Moore Investment Holdings, LLC is $6,531,296.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICO INCORPORATED

Date: December 22, 2009

/s/ Mark A. Lopez________________________

Mark A. Lopez, Chief Executive Officer

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